UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            March 27, 2022

AMREP CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

850 West Chester Pike, Suite 205, Havertown, PA	19083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 487-0905

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.10 par value	AXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

On March 27, 2022, the Company agreed to acquire an aggregate of 2,096,061 shares of common stock of the Company, representing 28.6% of the Company’s outstanding shares, from the Estate of Nicholas G. Karabots, Glendi Publications, Inc. and Kappa Media Group, Inc. at a price of $10.45 per share in a privately negotiated transaction. The total purchase price was $21,903,837.45. The transaction closed on March 28, 2022. The closing price of a share of the Company’s common stock was $11.47 on March 25, 2022, the last trading day prior to the agreement. As of the date of closing of the transaction, the repurchased shares were retired and returned to the status of authorized but unissued shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: March 28, 2022	By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale
Title: President and Chief Executive Officer